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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

             Current Report Filed Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                 (Date of earliest event reported): May 21, 1999


                          ARONEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

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

               Delaware                                0-20111                                76-0196535
    (State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
    incorporation or organization)
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                          8707 Technology Forest Place
                         The Woodlands, Texas 77381-1191

                              (Address of principal
                                executive offices
                                  and zip code)

                                 (281) 367-1666

                         (Registrant's telephone number,
                              including area code)

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ITEM 5. OTHER EVENTS

         On May 21, 1999, Aronex  Pharmaceuticals,  Inc. (the "Company") entered into an  Amendment  No. 4 to License  and  Development  Agreement  with  Genzyme
Corporation  ("Genzyme")  to convert a $2.5  million  payment  into a three-year convertible  note  bearing  interest  at 10%  annum.  The $2.5  million  payment obligation to Genzyme was triggered on March 29, 1999 when the Company  regained the worldwide  commercial  rights of  ATRAGEN(R),  an injectable  formulation of all-trans-retinoic  acid (ATRA or tretinoin),  from Genzyme.  In connection with the  Amendment,  the Company  entered  into a 10%  Convertible  Note  payable to
Genzyme for $2.5 million.  Genzyme has the right to convert the principal of the
Note into shares of common stock of the Company at a conversion  price of $4.35.
Additionally,  Genzyme was given a Common Stock Purchase Warrant entitling it to purchase  50,000  shares of the Company's  common stock at an exercise  price of
$4.00 per share over a five-year term.
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ITEM 7.  EXHIBITS
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         Exhibit 10.1      --       Amendment No. 4 to License and Development Agreement dated
                                    May 21, 1999 by and between Aronex Pharmaceuticals, Inc. and
                                    Genzyme Corporation.

         Exhibit 10.2      --       10% Convertible Note dated May 21, 1999 by Aronex
                                    Pharmaceuticals, Inc. made payable to Genzyme Corporation for $2.5 million.

         Exhibit 10.3      --       Common Stock Purchase Warrant for 50,000 shares of Common
                                    Stock of Aronex Pharmaceuticals, Inc. issued in the name of
                                    Genzyme Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ARONEX PHARMACEUTICALS, INC.

Date: May 27, 1998

                                         By: /s/  Terance A. Murnane
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                                                  Ternace A. Murnane
                                                  Controller and Secretary


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